Investment Adviser Compliance Policies

Code of Ethics and Personal Securities Transactions Policy

TABLE OF CONTENTS

I.	INTRODUCTION	2
II.	POLICY STATEMENT	2
III.	PROCEDURES	2
	PART ONE: STANDARD OF CONDUCT AND PERSONAL TRADING RESTRICTIONS	2
	ARTICLE I: General Policies	2
	A. Standard of Conduct	2
	B. General Prohibitions	2
	C. Confidentiality of Client Transactions	3
	ARTICLE II: Specific Policies for Access Persons and Trustees	3
	A. Access Persons Requirements	3
	B. Investment Person Requirements	9
	C. Conflict of Interest	9
	D. General Policies for Trustees	10
	PART TWO: CCO RESPONSIBILITIES	11
	ARTICLE I: CCO	11
	A. Appointment	11
	B. Primary Responsibilities	11
	C. Reports	12
	PART THREE: GENERAL INFORMATION	12
	ARTICLE I: Liability for Losses	12
	ARTICLE II: Violations	12
	A. Reporting of Violations	12
	B. Penalties for Violations	13
	ARTICLE III: Amendments	13
IV.	CONFLICT RESOLUTION AND ESCALATION PROCESS	13
V.	ASSOCIATED POLICIES	14
VI.	GOVERNING REGULATORY STATUTE	14
VII.	BOOKS AND RECORDS RETAINED	14
	SCHEDULE A: DEFINITIONS	15
	SCHEDULE B: PRE-CLEARANCE/REPORTING EXEMPTIONS	23
	SCHEDULE C: ACCOUNT EXEMPTIONS	25

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I.	Introduction

The Code of Ethics (“Code”) (i) establishes standards of business conduct related to personal securities transactions, holdings and related accounts (“personal trading”) that reflect the fiduciary duty of Babson Capital to its Clients; (ii) establishes policies and procedures reasonably necessary to detect and prevent certain activities that are, or may be, an abuse of fiduciary duties or create a Conflict of Interest; (iii) requires those subject to the Code to comply with applicable Federal Securities Laws; and (iv) has been adopted in compliance with Section 204A of the Advisers Act, Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the 1940 Act.

II.	Policy Statement

For purposes of the Code of Ethics and Personal Securities Transactions Policy (“Policy”), all Babson Capital Associates are considered Access Persons. Certain other Access Persons are defined in Schedule A: “Definitions”. All Access Persons are required to acknowledge receipt of this Code and any amendments thereto in writing or electronically. Any person having questions as to the meaning or applicability of the Code should contact the CCO.

Capitalized terms used in the Code, that are not otherwise defined, have the meanings contained in Schedule A: “Definitions”.

III.	Procedures

PART ONE: STANDARD OF CONDUCT AND PERSONAL TRADING RESTRICTIONS

Article I: General Policies

A.	Standard of Conduct

The principles that govern an Access Person’s personal trading and the standard of conduct (except for a Trustee of a Fund which is covered later), include:

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of Clients;

•	The requirement that all personal trading be in compliance with the Code;

•	The fundamental expectation that an Access Person should not take inappropriate advantage of his/her position; and

•	The requirement to comply with all applicable laws, rules, and regulations, including but not limited to applicable Federal Securities Laws.

The Code does not attempt to identify all possible Conflicts of Interest. Literal compliance with the specific provisions of the Code will not excuse Access Persons from personal trading or other conduct that is illegal and/or violates Babson Capital’s fiduciary duty to its Clients.

B.	General Prohibitions

No Access Person or Trustee of a Fund in connection with the purchase, sale or disposition of a Security can directly or indirectly:

•

Knowingly use information concerning the investment intentions of or influence the investment decision making process of Babson Capital and/or its Clients for personal gain or in a manner detrimental to the interests of Babson Capital and/or its Clients;

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•	Employ any device, scheme, or artifice to defraud Babson Capital and/or its Clients;

•	Make an untrue statement of a material fact to Babson Capital or its Clients;

•	Omit to state a material fact necessary in order to make any statement made to Babson Capital and/or its Clients, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon, or by, Babson Capital and/or its Clients; or

•	Engage in any manipulative practice with respect to Babson Capital and/or its Clients.

C.	Confidentiality of Client Transactions

Until disclosed in a public report to shareholders or public filing to the SEC, all information concerning Securities Being Considered for Purchase or Sale by or on behalf of Babson Capital and/or any of its Clients will be kept confidential and disclosed by Access Persons only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by the CCO.

Article II:	Specific Policies for Access Persons and Trustees

The following are specific policies that govern the personal trading of Access Persons. Unless otherwise subject to the Code by virtue of being an Associate of Babson Capital, Trustees are only required to comply with the General Policies for Trustees section of the Code.

A.	Access Persons Requirements

1.	Requirement to Pre-clear Transactions

No Access Person can purchase or sell any Reportable Security in which he or she has, or as a result of such transaction will establish, Beneficial Interest or Investment Control without obtaining pre-clearance as prescribed below.

All Reportable Security transactions must be pre-cleared except for those listed as exempt from pre-clearance on Schedule B of this Code or where the CCO has otherwise granted an exemption to this requirement. Share lots will be accounted for by utilizing the first-in-first-out (“FIFO”) method.

Each Access Person designated to utilize PTA is provided with a password and link to the PTA module by the Compliance Department. PTA can only be accessed through Babson Capital’s systems and not through a regular internet portal, due to security measures.

All Access Persons are required to obtain pre-clearance via PTA prior to execution of a transaction. Pre-clearance requests can only be entered into PTA between 8:30 a.m. through 4:00 p.m. Eastern Time (“ET”) on U.S. business days designated by the New York Stock Exchange and are only valid for that given business day (until 11:59 p.m. ET). Requests entered outside of this timeframe will automatically be denied. While it is recognized that the difference in foreign market hours can make this more difficult for foreign market trading, every attempt should be made to request pre-clearance during these hours. Otherwise, special arrangements will need to be made with the Compliance Department for foreign market transactions.

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Access Persons unable to pre-clear through PTA (e.g., not a designated user of PTA or unable to submit through PTA through remote access) will contact the Compliance Hotline (a dedicated e-mail and phone number to promptly assist Access Persons with Code related matters) at codeofethics3@massmutual.com or by calling 413.226.1220 between 8:30 a.m. through 4:00 p.m. ET on U.S. business days to request a pre-clearance. The Compliance Department will submit the request through PTA on behalf of the Access Person and communicate the pre-clearance approval or denial.

Access Persons must contact the Compliance Department for pre-clearance of bonds, private investment funds (including those advised or sub-advised by Babson Capital), Limited Offerings, or Initial Public Offerings.

2.	Requirement for Approved and Select Brokers

Access Persons can only maintain Reportable Accounts with those broker-dealers approved (“Approved Brokers”) by the Compliance Department. Access Persons hired after November 1, 2009 can only conduct personal trading with Approved Brokers offering electronic data feeds (“Select Brokers”).

A current list of Approved and Select Brokers is maintained in PTA. A Select Broker Exception Request Form is also available in PTA.

The following types of Reportable Accounts do not require the use of Approved or Select Brokers:

•	401(k) Plans;

•	529 College Savings Plans;

•	Stocks held in certificate form;

•	Accounts held with OppenheimerFunds; and

•	Accounts held with MassMutual Life Insurance Company or MML Investors Services.

3.	Restricted Securities

No Access Person can trade in the Securities of any issuer that is included on the Restricted List maintained in PTA. The Restricted List is compiled from a variety of internal sources and considered confidential. Refer to the Insider Trading and Firewall Policy for additional information regarding restrictions.

4.	Open Orders

No Access Person can transact in a Reportable Security subject to pre-clearance in a Reportable Account on the same business day as the purchase or sale of such issuer in a Client account.

5.	Large Cap/ De Minimis Provision

An Access Person that attempts to pre-clear a transaction that would otherwise have been denied pre-clearance solely because (i) the Security is Being Considered for Purchase or Sale or (ii) the Security is trading in a Client account, may receive approval provided that:

•	The issuer of the Security has a market capitalization exceeding U.S. $3 billion (“Large Cap Security”); and

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The aggregate amount of such Access Person’s transactions across all of his or her Reportable Accounts in the Large Cap Security does not exceed 10,000 shares or $100,000 principal amount of bonds, within any consecutive seven day period.

Such transactions will be subject to all other provisions of the Code.

6.	Gifts of Securities

With regard to a Gift of Securities given or received by an Access Person, the gift itself does not have to be pre-cleared. However, the transaction(s) must be reported on the next Quarterly Transaction Report following the date of the gift. A subsequent sale of the Security will be subject to pre-clearance if the Access Person has a Beneficial Interest in the Security.

7.	Investment Clubs

No Access Person can participate in investment clubs. (i.e., a group of individuals pool their assets and make joint decisions on which Securities to purchase or sell.)

8.	Special Order Types

Access Persons are permitted to enter into limit/stop orders. Pre-clearance approval must be obtained in PTA on the date that the original order is entered. When requesting pre-clearance, Access Persons must identify the transaction as a limit/stop order and the limit/stop price of the transaction. Limit/stop order approvals are restricted to a period of no longer than 120 days. Any limit/stop orders unexecuted beyond that 120 days are not valid and pre-clearance must be resubmitted.

Any transaction that takes place as a result of the limit price being obtained is considered a passive transaction and therefore, exempt from pre-clearance. However, the transaction must be reported on the next Quarterly Transaction Report.

No Access Person can execute a Good ‘Til Canceled (“GTC”) order.

9.	Short Sales, Options, and Margin Transactions

No Access Person can sell short a Security issued by an entity for which Babson Capital is an investment adviser or sub-adviser. However, Access Persons can otherwise engage in short sales, options, and margin transactions, subject to pre-clearance.

Access Persons engaging in short sales should do so under extreme caution as transactions could be frozen, subject to a forced close out or ban on short term trading. Action necessary to close out a position may not be approved at the time of closing.

With regard to options, an Access Person is required to pre-clear the purchase, sale or exercise of an option whereby the underlying Security requires pre-clearance. However, the assignment of an option to an Access Person does not require pre-clearance. Naked call options are not permitted because of the potential for a conflict with the Code to occur that would prohibit the Access Person from placing any necessary covering transaction. Refer to the Ban on Short Term Trading section below for additional information on executing options.

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Access Persons are required to pre-clear the purchase or sale of a Security being used to close out a short position or margin call. Access Persons should be aware that they may be prevented from closing out a short position for an extended period of time and/or may be required to have adequate coverage in the margin account at all times.

10.	Ban on Short Term Trading

No Access Person can either purchase and then sell or sell and then re-purchase the same Reportable Security within any 60 calendar day period. This restriction does not apply to Reportable Securities and/or Reportable Accounts exempt from pre-clearance.

Options requiring additional consideration are as follows:

Call Options

An Access Person can purchase a call option that is subject to pre-clearance only if the call option has an expiration of equal to or greater than 60 days from the date of purchase. The Access Person must either (i) hold the option for at least 60 days prior to sale or (ii) if exercised, must hold the option and the underlying Security of the option for a total of 60 days (i.e., the period during which the call option was held will count towards the 60 day holding period for the underlying Security).

An Access Person can sell (i.e. write) a call option that is subject to pre-clearance only if the underlying Security (in the corresponding quantity) has been held for at least 60 days (i.e. covered call). The Access Person can not engage in a subsequent purchase of a call option unless the conditions specified above are met.

Put Options

An Access Person can purchase a put option that is subject to pre-clearance only if the put option has a period to expiration of at least 60 days from the date of purchase and the Access Person holds the put option for at least 60 days. If an Access Person purchases a put option on a Security already owned (i.e. put hedge), the time the underlying Security has been held will count towards the 60 day holding period for the put.

No Access Person can sell (i.e. write) a put option on a Security.

No Access Person can use derivatives including futures, options on futures, or options or warrants on a Security to circumvent the restrictions of the Code. (i.e. No Access Person may use derivative transactions with respect to a Security if the Code otherwise prohibits them from taking the same position directly in the underlying Security.)

11.	Hardship

In certain circumstances of hardship, an exception can be requested of the CCO with respect to otherwise prohibited transactions. In the event that an exception is granted, any profits realized or losses avoided on such transactions can be subject to disgorgement.

12.	Section 16 Insider Short Swing Profit Prohibition

Access Persons deemed an insider under Section 16 of the Securities Exchange Act of 1934 or Section 30(h) of the 1940 Act are subject to an additional short swing profit prohibition that requires any profit realized from the purchase and subsequent sale or sale and subsequent re-purchase of the issuer’s Securities within a period of less than six months be paid to the issuer.

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13.	Excessive Trading and Market Timing

Access Persons are strongly discouraged to engage in excessive trading of Reportable Securities and should expect additional scrutiny when the volume of personal trading is high. The Compliance Department monitors personal trading and can place restrictions and/or recommend disciplinary action if there appears to be a pattern of excessive and/or questionable trading. This restriction does not apply to non-Reportable Securities or trades made by a third-party with investment discretion over a Reportable Account.

Access Persons that invest in an Open-End Investment Company advised or sub-advised by Babson Capital or participate in MassMutual’s 401(k) Plan, are subject to the market timing and excessive trading policies of those entities.

14.	Reporting Obligations

Access Persons should use PTA for all reporting purposes unless otherwise noted below. PTA is available 24 hours a day, 7 days a week.

Access Persons that are unable to report through PTA (i.e., not a designated user of PTA or otherwise unable to submit through PTA through remote access) will certify and submit their Annual Holdings and Quarterly Transaction Reports in paper form and the Compliance Department will submit the electronic filing through PTA.

a.	Initial Holdings Report and Certification

New Access Persons must file an Initial Holdings Report disclosing the following for each Reportable Security in which they have direct or indirect Beneficial Interest and/or Investment Control:

•	The name and type of Security;

•	The exchange ticker symbol or CUSIP number (as applicable);

•	The number of shares or principal amount;

•	The name of brokers or other service providers of Reportable Accounts; and

•	Submission date.

Access Persons must submit an Initial Holdings Report with a certification that they (i) have read and understand the Code; (ii) are subject to and will comply with its requirements; and (iii) have reported all Reportable Securities holdings and Reportable Accounts. The Initial Holdings Report must be submitted within ten calendar days. Information must be current as of a date no more than 45 calendar days prior to becoming an Access Person. Personal trading is restricted until this report is filed.

b.	Reportable Account Confirmations and Statements

Access Persons must arrange for copies of confirmations of all Reportable Securities transactions and periodic Reportable Account statements to be sent by brokers or other service providers directly to the Compliance Department in a timely manner. Reportable Account statements must

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be submitted on at least a quarterly basis. If an Access Person’s broker or service provider is unwilling or unable to send confirmations and statements directly, it is the responsibility of the Access Person to ensure that the Compliance Department receives copies of all such documentation. Confirmations must be delivered to the Compliance Department no later than ten business days following a transaction and Reportable Account statements must be delivered within 30 calendar days after the end of each quarter.

c.	Quarterly Transaction Report and Certification

Access Persons must file a quarterly report (“Quarterly Transaction Report”) disclosing the following:

•	The transaction dates (i.e. trade dates);

•	The name and type of Security;

•	The exchange ticker symbol or CUSIP number (as applicable);

•	The number of shares or principal amount;

•	The interest rate and maturity date (if applicable);

•	The nature of the transaction (e.g., purchase, sale, or other type of acquisition or disposition);

•	The transaction price;

•	The name of brokers or other service providers of Reportable Accounts; and

•	Submission date.

Access Persons must submit a Quarterly Transaction Report with a certification that lists all Reportable Security transactions in which they had a Beneficial Interest or Investment Control during the quarter. The Quarterly Transaction Report must be submitted within thirty 30 calendar days after the end of each calendar quarter. This report is required even if there are no transactions in Reportable Securities during the quarter.

d.	Annual Holdings Report and Certification

Access Persons must file an annual report (“Annual Holdings Report”) certifying that they have reported all Reportable Securities holdings and Reportable Accounts and disclosing the following:

•	The name and type of Security;

•	The exchange ticker symbol or CUSIP number (as applicable);

•	The number of shares or principal amount;

•	The name of brokers or other service providers of Reportable Accounts;

•	Adjustments to Securities due to an Automatic Investment Plan, Involuntary Purchase or Sale, Gift Receipt, or other transaction exempt from pre-clearance but subject to reporting under the Code; and

•	Submission date.

The Annual Holdings Report must be submitted within thirty 30 calendar days of Babson Capital’s fiscal year-end. The information contained in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the report was submitted. This report is required even if there are no Reportable Securities currently held in any accounts.

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e.	Exemptions from Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report

All Reportable Security transactions and holdings must be reported except for those listed as exempt from reporting on Schedule B of this Code or where the CCO has otherwise granted an exemption to this requirement.

f.	Periodic Code Certifications

As amendments to the Code occur or as requested by the CCO, Access Persons must submit a certification that they (i) have read and understand the Code, and (ii) are subject to and will comply with its requirements.

B.	Investment Person Requirements

1.	Duty to Disclose Conflicts

Prior to making any recommendation that Babson Capital buy or sell any Security of an issuer for any Client, Investment Persons are required to disclose to the Compliance Department and their management if they (i) have Beneficial Interest or Investment Control of any Securities of the issuer and whether such Beneficial Interest or Investment Control represents a material interest in such issuer (e.g. owning more than 5% of the total outstanding voting shares of such issuer); or (ii) have a real or perceived Conflict of Interest in connection with the Security. This restriction does not apply to Securities traded or held by Private Investment Funds managed directly or indirectly by Babson Capital. To the extent that an Investment Person may be deemed to have Beneficial Interest or Investment Control of any such Security solely by reason of such Investment Person having invested in such fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by any such fund.

2.	Seven Day “Blackout” Period

Investment Persons are subject to an additional seven day “blackout” period whereby they cannot purchase or sell any Reportable Security that is subject to pre-clearance in a Reportable Account within seven calendar days before or after the purchase or sale of the same Issuer for any Client managed by Babson Capital. Any profits realized or losses avoided with respect to such purchase or sale can be subject to disgorgement.

C.	Conflict of Interest

1.	Real or Perceived Conflict of Interest

Access Persons should avoid any real or perceived Conflict of Interest whenever possible. Access Persons are required to disclose any real or perceived Conflict of Interest to their management and the Compliance Department and not participate in any aspect of the business relationship with the relevant person or entity until such time as the Conflict of Interest has been resolved. Refer to the Conflicts of Interest Policy for additional information regarding resolution.

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2.	Limited Offerings and Initial Public Offerings

No Access Person can purchase an investment in any Initial Public Offering of equity securities, spin-offs, and debt offerings whereby the issuer has not already issued public equity unless such access person has received written approval from the CCO.

No Access Persons can directly or indirectly acquire Beneficial Interest or Investment Control in a Limited Offering without prior written approval by the CCO.

Preclearance requests for Limited Offerings and Initial Public Offerings including preclearance requests related to the purchase or disposition of a Private Investment Fund managed directly or indirectly by Babson Capital or one of its affiliates, must be submitted manually on the Private Placement and IPO Request Form located in PTA. Once approved, the request will remain in effect for 90 calendar days. Any subsequent purchases will require additional approval.

To the extent an Access Person wishes to purchase or dispose of shares of a Private Investment Fund managed directly or indirectly by Babson Capital or one of its affiliates, given the nature of such investments and the potential conflicts associated therewith, such investments may also be subject to the Employee Co-Investment Policy. Request for approvals of such investments will be granted on a case by case basis under the Code of Ethics and through the Employee Co-Investment Policy.

D.	General Policies for Trustees of a Fund

1.	Standard of Conduct

The principles that govern Trustees personal trading and standard of conduct include:

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of the Fund;

•	The requirement that all personal trading be in compliance with the Code and each Trustee’s fiduciary duty to the Fund;

•	The fundamental expectation that a Trustee should not take inappropriate advantage of his/her position; and

•	The requirement to comply with all applicable laws, rules, and regulations, including but not limited to the Federal Securities Laws.

2.	Trustees Requirements

a.	Purchase or Sale of Reportable Securities

No Trustee can purchase or sell any Reportable Security with the actual knowledge that it is Being Considered for Purchase or Sale by or on behalf of a Fund for which they act as a Trustee.

b.	Certificate of Compliance

Trustees are required to submit a written statement, within 30 calendar days after the end of each quarter, to the CCO stating their compliance with the applicable requirements of the Code.

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c.	Holdings and Transaction Report Exemptions

With the exception of those Interested Trustees who are also Associates of Babson Capital and therefore subject to all applicable reporting requirements of the Code, Disinterested and Interested Trustees are exempt from filing an Initial Holdings Report.

Disinterested and Interested Trustees are exempt from filing a Quarterly Transaction Report in accordance with the Reporting Obligations section, except if in the ordinary course of fulfilling official duties as a Trustee, knew or should have known that during the 15 calendar days immediately before and after their transaction in a Security that it was Held Or To Be Acquired by the Fund or its investment adviser.

Interested Trustees are required to complete an Annual Holdings Report in accordance with the Reporting Obligations section of the Code. However, Disinterested Trustees are exempt from completing the Annual Holdings Report.

d.	Serving on Boards of Directors or Trustees

Trustees must notify the chief compliance officer of the Fund of any service on or termination from a business or non-business board of directors or board of trustees.

PART TWO:	CCO RESPONSIBILITIES

Article I:	CCO

A.	Appointment

Babson Capital has designated a CCO who will have the authority and responsibility to administer this Code. Additionally, the CCO can designate persons to act on his or her behalf including handling, without limitation, pre-clearance requests, reviewing transaction and holding reports submitted by Access Persons and granting exceptions to the Code as appropriate.

B.	Primary Responsibilities

The CCO must be familiar with investment compliance practices and policies and report any material matter to the President, CEO, General Counsel, and the relevant Board of Managers/Directors.

The CCO is responsible to:

•	Furnish Access Persons with a copy of the Code and any amendments thereto, and periodically inform them of their duties and obligations there under;

•	Develop policies and procedures designed to implement, maintain, and enforce the Code;

•	Conduct periodic training to explain and reinforce the terms of the Code;

•	Conduct periodic reviews of the reports required to be submitted by Access Persons under the Code, the scope and frequency of such review to be determined by the CCO;

•	Interpret and answer questions regarding the Code, as they relate to laws and regulations;

•	Oversee the manner of disposition of any profits required to be disgorged in conformance with the Code and related guidelines;

•

Maintain confidential information regarding personal trading and holdings and only disclose such information to persons with a clear need to know, as appropriate, including state and federal regulators;

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•	Review this Code on a regular basis and recommend material amendments to Babson Capital’s President, CEO, General Counsel, and the relevant Board of Managers/Directors, as appropriate; and

•

Grant and document exceptions or exemptions on an individual or a class basis, to any of the provisions of the Code, provided that such exceptions or exemptions are consistent with the principles of the Code, and the requirements of applicable laws and regulations.

C.	Reports

The CCO is required to:

•

Prepare a quarterly report documenting any material violations during the previous quarter and any other significant information concerning the application of the Code. Report to Babson Capital’s Conflicts Committee, and, as requested, the relevant Board of Managers/Directors or the Board of Trustees of each Fund advised or sub-advised by Babson Capital;

•

Prepare a report, at least annually, summarizing any material exceptions or exemptions concerning personal trading made during the past year; listing any violations requiring significant remedial action; and identifying any recommended changes to the Code or the procedures there under. The report should include any violations that are material, any sanctions imposed to such material violations, and any significant Conflict of Interest that arose involving the personal investment policies of the organization, even if the conflicts have not resulted in a violation of the Code. This report is submitted to Babson Capital’s Conflicts Committee, relevant Board of Managers/Directors and the Board of Trustees of each Fund; and

•	Annually certify, upon request, to each Fund’s Board of Trustees that policies and procedures are in place to reasonably prevent Access Persons from violating the Code.

PART THREE:	GENERAL INFORMATION

Article I:	Liability for Losses

Babson Capital and/or its Clients are not liable for any losses incurred or profits avoided resulting from the implementation or enforcement of the Code. The ability to purchase and sell Securities is limited by the Code and trading activity by Babson Capital and/or its Clients can affect the timing of when a Security can be bought or sold by an Access Person.

Article II:	Violations

A.	Reporting of Violations

Actual or possible violations of the Code will be brought to the immediate attention of the CCO. It is a violation of the Code to deliberately fail to report a violation or withhold pertinent information.

Good faith reporting of suspected violations of the Code by others will not subject the reporting person to penalty or reprisal by Babson Capital.

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B.	Penalties for Violations

Penalties for violating Federal Securities Laws can be severe, for both the Access Persons involved in such unlawful conduct and Babson Capital. Access Persons can be subject to penalties even if they do not personally benefit from the violation. Penalties can include civil injunctions, disgorgement of profits made or losses avoided, jail sentences, fines.

Any violation of the Code can also be subject to sanctions imposed by Babson Capital as deemed appropriate by the CCO. Such sanctions can include but not limited to: written warnings, fines, bans on personal trading, disgorgement of profits, personnel action (e.g., termination of employment) or referral to civil or criminal authorities. A schedule of sanctions is available upon request from the Compliance Department.

Sanctions for violation of the Code by either an Interested Trustee who is not an Access Person of Babson Capital or a Disinterested Trustee of a Fund will be determined by the CCO and the relevant Fund chief compliance officer.

Article III:	Amendments

Material amendments to the Code will be approved by the CCO and the Conflicts Committee. Material amendments to the Code will be reported to the relevant Board of Managers/Directors for review at the next meeting following such amendment.

The Funds respective Boards of Trustees must approve any material amendments to the codes of ethics of the Fund and its investment adviser within six months of the adoption of the material amendments in accordance with the requirements of Rule 17j-1.

The CCO will provide each Access Person with a copy of any amendments to the Code.

IV.	Conflict Resolution and Escalation Process

Associates should immediately report any issues they believe are a potential or actual breach of this Policy to their relevant business unit management and to the Chief Compliance Officer or the Compliance Subject Matter Expert identified in this Policy. The Chief Compliance Officer or designee will review the matter and determine whether the issue is an actual breach and whether to grant an exception, and/or the appropriate course of action. When making such determination, the Chief Compliance Officer may, as part of his/her review, discuss the matter with relevant business unit management, members of the Senior Management Team, governance committees or other parties (i.e. legal counsel, auditor, etc).

The Compliance Department can grant exceptions to any provision of this Policy so long as such exceptions are consistent with the purpose of the Policy and applicable law, are documented and such documentation is retained for the required retention period. Any questions regarding the applicability of this Policy should be directed to the identified Compliance Subject Matter Expert or the Chief Compliance Officer.

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V.	Associated Policies

•	Conflicts of Interest

•	Employee Co-Investment

•	Insider Trading and Firewall

•	Regulatory Filings and Client Disclosures

VI.	Governing Regulatory Statute

•	Applicable Federal Securities Laws

•	Section 204A of the Advisers Act

•	Rule 204A-1 under the Advisers Act

•	Rule 17j-1 under the 1940 Act

•	Sections 1041A, B, C, E, F and H and 1042A of the Corporations Act

•	Sections 12DA and DF of the ASIC Act

•	Section 16 of the Securities Exchange Act of 1934 or Section 30 (h) of the 1940 Act

VII.	Books and Records Retained

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SCHEDULE A – DEFINITIONS

1940 Act	The Investment Company Act of 1940.

Access Person

An Access Person includes:

1.      Any Associate of Babson Capital;

2.      Any director, trustee, officer or employee of a Fund or Babson Capital (or of any company in a control relationship to the Fund or Babson Capital) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales.

3.      Any natural person in a control relationship to the Fund or Babson Capital who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund.

4.      Any director, officer or general partner of a principal underwriter to a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of a Security.

Advisers Act	The Investment Advisers Act of 1940.

Client	Any person or entity that has an investment advisory or investment sub-advisory services agreement with Babson Capital.

Associate	An Associate includes: (i) any employee, officer, director, and member of any board of managers of Babson Capital and any other subsidiaries which may be subsequently organized and that adopt this Code; (ii) any person who provides investment advice on behalf of Babson Capital and is subject to the supervision and control of Babson Capital; (iii) any contractor, consultant or other temporary employee hired, engaged or performing services by or on behalf of Babson Capital for a period of 30 days or more unless otherwise exempted by the CCO; or (iv) any other individual as the CCO deems appropriate.

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Automatic Investment Plan	A program in which regular periodic transactions are made automatically in Securities in accordance with a predetermined schedule and allocation. Automatic Investment Plans include automatic dividend reinvestment plans, stock purchase plans and payroll contributions into an employer-offered retirement/401(k) Plan.

Babson Capital	Babson Capital Management LLC and any additional subsidiaries which may be subsequently organized that adopt this Code.

Being Considered for Purchase or Sale	A Security is deemed as “Being Considered for Purchase or Sale” when a recommendation has been conveyed between Investment Persons and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Beneficial Interest

Any instance where an Access Person or any member of his or her Immediate Family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

An Access Person is considered to have a Beneficial Interest in Securities: (a) owned by the Access Person solely in his/her name or jointly with another; (b) owned through an account or investment vehicle for his/her benefit (e.g., IRA, trust, partnership, etc.); or (c) owned directly, indirectly or jointly by an Immediate Family member.

Examples of indirect monetary/financial interests include but are not limited to: (a) interests in partnerships and trusts that hold Securities but does not include Securities held by a blind trust or by a trust established to fund employee retirement benefit plans such as 401(k) plans; (b) a performance-related fee received by the Access Person for providing investment advisory services; and (c) a person’s rights to acquire Securities through the exercise or conversion of any derivative instrument, whether or not presently exercisable.

CCO	The Chief Compliance Officer of Babson Capital or his/her designee.

Closed-End Investment Company	An Investment Company as defined under the 1940 Act that does not issue or have outstanding redeemable securities. Closed-End Investment Companies typically issue a set number of shares and distribute such shares to investors in a public offering, similar to the way corporate Securities are issued and distributed. A Closed-End Investment Company’s capitalization is often fixed unless an additional public offering is made. After the initial public offering, shares are distributed and anyone who wants to buy or sell shares does so in the secondary market (either on an exchange or over the counter).

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Compliance Department	The Compliance Department of Babson Capital.

Conflict of Interest	A Conflict of Interest exists when an Access Person, a family member of an Access Person, or a personal friend of an Access Person has a direct or indirect material personal financial interest (either through employment, an ownership interest or an investment) in an issuer whose Securities are subject to a recommendation to purchase or sell for a Client account, or in a supplier, vendor, enterprise, company, firm, government entity, or other entity that is doing business with or seeking to do business with Babson Capital.

Direct Obligation of the Government of the United States	Any Security directly issued or guaranteed as to principal or interest by the United States. Examples of direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury Securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities). Agency bonds, including Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Student Loan Mortgage Association (SLMA) bonds, are not Direct Obligations of the Government of the United States.

Disinterested Trustee	A Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Exchange-Traded Fund (“ETF”)

An exchange-traded fund, or ETF, is a type of Investment Company whose investment objective is to achieve the same return as a particular market index. An ETF primarily invests in the Securities of companies that are included in a given market index, investing in either all or a representative sample of the Securities included in the index. For example, one type of ETF, known as a Spider or SPDR, invests in all of the stocks contained in the S&P 500 Composite Stock Price Index.

An ETF can be legally classified as an Open-End Investment Company or unit investment trust (UIT). If a fund trades on an exchange it does not automatically meet the definition of Exchange-Traded Fund. The fund must be tied to an index and it cannot be a Closed-End Investment Company. Access Persons should consult the fund’s prospectus and/or consult with Compliance with questions on determining how to classify a fund for purposes of pre-clearance and reporting requirements.

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Federal Securities Laws	For Babson Capital Management, this includes the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the U.S. Department of the Treasury, and any amendments to the abovementioned statues. For Babson Capital Australia this includes the Corporations Act, ASIC Act, Australian Consumer Law Act, Financial Transactions Reporting Act, Commonwealth Crimes Act and related rules and regulations.

Fund	Any registered investment company who has adopted the Code as its own to satisfy applicable regulatory requirements or for which the CCO deems this Code to be applicable.

Gift of Securities	The transfer of Securities where there is no money or other benefit given/received in exchange (i) from you to another party; (ii) between members of an Access Person’s Immediate Family; or (iii) to you over which you do not control the timing.

High Quality Short-Term Debt Instrument	Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized securities rating organization.

HOLDR	A trust–issued receipt that represents your beneficial ownership of a specified group of stocks. With a HOLDR, you can own a group of stocks as one asset or unbundle them to own each of the underlying stocks. Then, you can trade the stocks individually to meet your tax or investment goals. This feature also facilitates more advanced portfolio strategies without requiring you to monitor each of the individual stocks. A HOLDR is exchange-traded and priced throughout the trading day just like any other stock.

Immediate Family	Related by blood, marriage, adoption, domestic partnership (registered or unregistered) or civil union and living in the same household. Examples include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, “significant other”, sibling, mother-, father-, son-, daughter-, brother or sister-in-law, or any person related by adoption who resides in the same household with the Access Person. The CCO, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest in or Investment Control of Securities held by a member of the Access Person’s Immediate Family does not exist or is too remote for purposes of the Code.

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Initial Public Offering (“IPO”)	Generally, an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934. This also includes equivalent offerings in Australia.

Interested Trustee	A Trustee of a Fund who is an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Investment Company	An “investment company” as defined by Section 3(a) of the 1940 Act, and as regulated by the 1940 Act. Examples include, but are not limited to, Open-End Investment Companies (commonly known as mutual funds), Closed-End Investment Companies and unit investment trusts.

Investment Control

Any instance where an Access Person, or an Immediate Family Member, exercises direct or indirect influence or control over the purchase, sale, disposition or ownership of a Security.

Examples of Investment Control could include but are not limited to: (a) an account over which an Access Person exercises investment decision-making authority under a power of attorney or (b) an account over which an Access Person exercises investment decision-making authority for a charitable entity.

Investment Person	Any Access Person who is a portfolio manager, research analyst or trader, as well as any other individual(s) designated by the CCO.

Involuntary Purchase or Sale

Transactions that are outside of the Access Person’s control. This includes activities due to corporate reorganizations such as the acquisition of a Security through a stock dividend, dividend reinvestment, stock split, reverse stock split, merger, consolidation, spin-off, or other similar event generally applicable to all holders of the same class of securities. This would also include a mandatory tender, any transactions executed by a broker to cover negative cash balances, a broker disposition of fractional shares, and debt maturities.

However, voluntary tenders and other non-mandatory corporate actions would NOT be considered involuntary, nor would a purchase and/or sale made as a result of a margin call or forced cover of a short position.

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Limited Offering	A Securities offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, such as a hedge fund offering or a private placement, including such investments managed by Babson Capital. This also includes equivalent offerings in Australia.

MassMutual 401(k) Plan	Securities held by a trust established to fund the employee retirement benefit plans of Massachusetts Mutual Life Insurance Company and its subsidiaries.

No Direct or Indirect Control

Purchases, sales or dispositions of Securities over which an Access Person, or an Immediate Family Member, has no direct or indirect influence or control.

Examples could include but are not limited to transactions in a (a) blind trust, (b) non-discretionary account, or (c) wrap account.

Open-End Investment Company	An Investment Company as defined under the 1940 Act which is offering for sale or has outstanding any redeemable security, also known as a mutual fund. The capitalization of an Open-End Investment Company is open-ended; as more investors buy shares of an Open-End Investment Company, its capital expands. Conversely, when investors liquidate their holdings, its capital shrinks.

PTA	An intranet-based personal securities trading module used to facilitate pre-clearance, accurate reporting, and oversight of personal trading.

Reportable Account	All accounts in which an Access Person has Beneficial Interest or Investment Control and holds, or has the ability to hold, Reportable Securities. These include accounts carried in the Access Person’s name, either individually or jointly, or as a member of a partnership, by an Immediate Family Member, or other accounts in which an Access Person exercises investment discretion or control on behalf of another person or entity.

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Reportable Fund

Any Investment Company for which Babson Capital serves as an investment adviser (or sub-adviser) or whose investment adviser (or sub-adviser) or principal underwriter controls, is controlled by, or is under common control with Babson Capital, as well as any “shadow shares” of said funds offered through the various compensation plans offered by Massachusetts Mutual Life Insurance Company and its subsidiaries.

Such funds generally include the MassMutual Series Funds, the MassMutual Premier Funds, Babson Capital Corporate Investors Fund, Babson Capital Participation Investors Fund, Babson Capital Global Short Duration High Yield Fund and the Oppenheimer Funds. However, this universe is subject to change and thus a current list of Reportable Funds is published from time to time by the Compliance Department.

Reportable Security	Any Security as defined herein except those specifically identified as exempt from the initial holding report, annual holdings reports and quarterly transaction reports on Schedule B of this Code.

Reportable Security Held Or To Be Acquired	A Reportable Security which, within the most recent 15 calendar days, (i) is or has been held by the Fund and/or a Client or (ii) is being or has been considered by the Fund or a Client; (iii) and such information has been conveyed to Trustees. This includes any option to purchase or sell, and any Security that is convertible into or exchangeable for, any Reportable Security that was held or considered. The CCO may amend this definition to the extent necessary to comply with Rules 17j-1 under the 1940 Act and 204A-1 under the Advisers Act.

SEC	U.S. Securities and Exchange Commission

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Security

A “security” as defined by Section 3(a)(10) of the Securities Exchange Act of 1934, Section 202(a)(18) of the Advisers Act, Section 2(a)(36) of the 1940 Act or Section 92 of the Corporations Act.

The definition of Security is regardless of the registration status or domicile of registration of said Security (i.e. the term Security includes both private placements and publicly-traded securities as well as domestic and foreign securities).

Examples include but are not limited to any stock, treasury stock, security future, financial futures contract or option thereon, note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, swap, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privileged entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a Security in the Code shall include any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.”

Trustee	A trustee of a Fund who is either an “interested person” or “disinterested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

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SCHEDULE B – PRE-CLEARANCE/REPORTING EXEMPTIONS

(Definitions for italicized terms may be found in Schedule A – Definitions)

Security/Transaction Type	Exempt From Pre-Clearance	Exempt From Initial Holdings Report, Annual Holding Report and Quarterly Transaction Report

Bank Certificate of Deposit	Yes	Yes

Bankers Acceptance	Yes	Yes

Commercial Paper	Yes	Yes

Direct Obligation of the Government of the United States	Yes	Yes

High Quality Short-Term Debt Instrument	Yes	Yes

Money Market Funds (including those advised and sub-advised by Babson Capital)	Yes	Yes

Repurchase Agreement	Yes	Yes

Security traded by a Babson Capital Private Investment Fund[1]	Yes[1]	Yes[1]

Automatic Investment Plan (“AIP”)[2]	Yes	Partially – Not reportable on Quarterly Transaction Report. but must be reported on the Initial Holdings Report and updated annually on the Annual Holdings Report.

Open-End Investment Company[3] or other fund organized outside the U.S. with structure similar to that of an open-end investment company	Yes	Partially – Not reportable except Reportable Funds, including those held through a variable annuity or life insurance product, which are not exempt and must be reported unless held through a Babson Capital offered benefit plan.[4]

Variable Annuity and/or Variable Life Insurance	Yes	Partially – Not reportable except those tracking a Reportable Fund advised/sub-advised by Babson Capital or a member of the MassMutual family.[4]

Agricultural/physical commodities or commodity futures (e.g., gold, wheat, etc.)	Yes	No

Derivative based on broad-based index, interest rate, currency, or other security exempt from pre-clearance (e.g., futures on a Direct Obligation of the Government of the United States)	Yes – Only upon pre-approval by the Compliance Department	No

Exchange-Traded Fund 3	Yes	No

Gift of Securities	Yes – However, any subsequent transaction must be pre-cleared if Access Person has Beneficial Interest and/or Investment Control	No

Grant of Stock or Stock Option	Yes – However, any subsequent transaction must be pre-cleared (e.g. stock option grant is exempt but exercise is not)	No

HOLDR	Yes – Purchase itself exempt; however the transaction to “unbundle” must be pre-cleared as a purchase of each individual stock received/disposed of	No

Involuntary Purchase or Sale	Yes	No

Municipal Bond	Yes	No

No Direct or Indirect Control	Yes—Only upon pre-approval by the Compliance Department	No

“Shadow Shares” of a Reportable Fund traded on the NYSE	No5	Yes

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1	To the extent that an Access Person is deemed to have Beneficial Interest and/or Investment Control of Securities traded or held by a Babson Capital Private Investment Fund solely by reason of having invested in the Babson Capital Private Investment Fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by such Babson Capital Private Investment Fund, the Access Person does not need to report the Babson Capital Private Investment Fund’s trades and holdings. The Babson Capital Private Investment Fund’s trades and holdings will be deemed incorporated into the reports submitted by the Access Person. A “Babson Capital Private Investment Fund” is a fund managed directly or indirectly by Babson Capital that is exempt from registration as an Investment Company under the 1940 Act.
2	Any transaction that overrides the preset schedule or allocation means the program no longer qualifies as an Automatic Investment Plan.
3	Closed-end investment companies are not exempt.
4	Holdings of Reportable Funds in the MassMutual 401(k) Plan or any other Babson Capital offered benefit plan (including the Group Variable Universal Life (GVUL) product) do not need to be separately reported, unless directed by the CCO. Such holdings will be deemed incorporated into the reports submitted by Access Persons.
5	Transactions in “Shadow Shares” of a Reportable Fund traded on the NYSE cannot be pre-cleared through PTA and therefore must be manually pre-cleared through the Compliance Department.

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SCHEDULE C – ACCOUNT EXEMPTIONS

(Definitions for italicized terms may be found in Schedule A—Definitions)

Account Type	Exempt From Pre-Clearance	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report	Pre-approval required from Compliance Department
Mutual Fund And Retirement Accounts

401(k) plans which only offer non-Reportable Funds as investment choices (yours or your spouse’s account)	Yes	Yes	No

Australian Superannuation Funds are non-discretionary (i.e. after you make the investment asset class choice, decisions are made by the Fund’s manager).	Yes	Yes	Yes

UTMA or UGMA accounts for a minor child where someone other than you is the custodian	Yes	Yes	No

529 Plans that can only invest in non-Reportable Funds	Yes	Yes	No

Other Accounts

Accounts setup solely for an employee stock option plan, dividend re-investment plan, or other direct investment programs	Yes	No	No

Accounts where you’ve been given, but do not currently exercise, Power of Attorney Note: account becomes reportable when the Power of Attorney is activated	Yes	Yes	No

Accounts where you’re listed as a future beneficiary or the registrant upon death of the account owner (“Transfer on Death” or TOD accounts).

Note: account becomes reportable when triggering event occurs.

	Yes	Yes	No

Accounts of a Roommate not meeting the definition of Immediate Family	Yes	Yes	No

Accounts Requiring Pre-Approval For Exemption

Accounts in which the Access Person has Beneficial Interest but no direct or indirect Investment Control (i.e. an account managed by an adviser or a trust being managed by an entity)	Yes	No	Yes

Accounts in which the Access Person has direct or indirect Investment Control but no Beneficial Interest	Yes	No	Yes

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